UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2005
BULL RUN CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
(Address of principal executive offices)               (Zip Code)
(404) 266-8333
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-reliance on previously issued financial statements or a related audit report or completed interim review
(a)	On September 8, 2005, the Audit Committee of the Company’s Board of Directors determined that the Company’s unaudited interim financial statements for each of the quarterly periods ended November 30, 2004, February 28, 2005 and May 31, 2005 should be restated to correct errors related to the Company’s accounting for dividends on redeemable preferred stock and to report such preferred stock as a current liability on the balance sheet. The Company had incorrectly recorded dividends accruing on the Company’s redeemable preferred stock as a reduction of stockholders’ equity rather than interest expense in the statement of operations. As a result, interest expense, loss from continuing operations and net loss were understated and preferred dividends were overstated for the current fiscal year. In addition, the redeemable preferred stock had been reported as a noncurrent liability, which, as a result, understated total current liabilities. The accounting errors had no effect on previously reported operating income, earnings (loss) available to common stockholders or earnings (loss) per share amounts. Only the interim fiscal periods subsequent to August 31, 2004, the date as of which the Company’s preferred stock was reclassified from stockholders’ equity to liabilities, require restatement. Accordingly, the Audit Committee of the Company’s Board of Directors determined that the unaudited interim financial statements contained in the Company’s Form 10-Q for each of the periods ended November 30, 2004, February 28, 2005 and May 31, 2005 should no longer be relied upon. The Company intends to file, as soon as practicable, an amended Form 10-Q for each of the quarterly periods ended November 30, 2004, February 28, 2005 and May 31, 2005 which will include restated financial statements for the respective periods.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

As a result of the restatement, the Company determined that a control deficiency existed with respect to the Company’s internal controls over its financial reporting related to accounting for preferred stock. Accordingly, the Company has concluded that its disclosure controls and procedures were not effective and this control deficiency constituted a material weakness in the Company’s internal control over financial reporting as of November 30, 2004 and through May 31, 2005. A material weakness is a control deficiency or combination of control deficiencies that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The Company is in the process of determining the remedial steps necessary to eliminate the material weakness that resulted in the restatement and intends to engage the services of consultants, as necessary, to assist in the review of certain complex accounting matters.

The impact of the restatement is presented in the table on the following page (amounts in 000’s).

	As	As Previously
	Restated	Reported
Condensed Consolidated Balance Sheets:
As of November 30, 2004:
Current liability — redeemable preferred stock	$22,103	$0
Total current liabilities	114,916	92,813
Noncurrent liability — redeemable preferred stock	0	22,103

As of February 28, 2005:
Current liability — redeemable preferred stock	$22,103	$0
Total current liabilities	122,612	100,509
Noncurrent liability — redeemable preferred stock	0	22,103

As of May 31, 2005:
Current liability — redeemable preferred stock	$22,082	$0
Total current liabilities	116,856	94,774
Noncurrent liability — redeemable preferred stock	0	22,082

Condensed Consolidated Statements of Operations:
Three Months Ended November 30, 2004:
Interest expense	$(1,700)	$(1,171)
Income from continuing operations	1,150	1,679
Net income	1,041	1,570
Preferred dividends	0	(529)
Net income available to common stockholders	1,041	1,041

Three Months Ended February 28, 2005:
Interest expense, related parties	$(527)	$(83)
Interest expense, other	(1,064)	(1,005)
Loss from continuing operations	(1,292)	(789)
Net loss	(1,160)	(657)
Preferred dividends	0	(503)
Net loss available to common stockholders	(1,160)	(1,160)

Six Months Ended February 28, 2005:
Interest expense, related parties	$(1,050)	$(162)
Interest expense, other	(2,241)	(2,097)
Income (loss) from continuing operations	(142)	890
Net income (loss)	(119)	913
Preferred dividends	0	(1,032)
Net loss available to common stockholders	(119)	(119)

Three Months Ended May 31, 2005:
Interest expense, related parties	$(527)	$(83)
Interest expense, other	(1,015)	(971)
Loss from continuing operations	(1,481)	(993)
Net loss	(1,496)	(1,008)
Preferred dividends	0	(488)
Net loss available to common stockholders	(1,496)	(1,496)

Nine Months Ended May 31, 2005:
Interest expense, related parties	$(1,578)	$(245)
Interest expense, other	(3,255)	(3,068)
Loss from continuing operations	(1,623)	(103)
Net loss	(1,615)	(95)
Preferred dividends	0	(1,520)
Net loss available to common stockholders	(1,615)	(1,615)

Condensed Consolidated Statements of Cash Flows:
Three Months Ended November 30, 2004:
Net income	$1,041	$1,570
Interest accrued on redeemable preferred stock	529	0

Six Months Ended February 28, 2005:
Net income (loss)	$(119)	$913
Interest accrued on redeemable preferred stock	1,032	0

Nine Months Ended May 31, 2005:
Net loss	$(1,615)	$(95)
Interest accrued on redeemable preferred stock	1,520	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005		BULL RUN CORPORATION

	By:	/s/ FREDERICK J. ERICKSON

Frederick J. Erickson Vice President — Finance, Chief Financial Officer, Treasurer and Assistant Secretary

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